Exhibit 10.20

Gordmans Holding Corp. Stock Option

Grant Agreement

This Grant Agreement, dated as of                          (the “Effective Date”), evidences the grant of an option pursuant to the provisions of the 2009 Stock Option Plan (the “Plan”) of Gordmans Holding Corp. (the “Company”) to the individual whose name appears below (the “Optionee”), covering the specific number of shares of Non-Voting Common Stock (the “Shares”) set forth below and on the following terms and conditions:

1.	Name of the Optionee:

2.	Number of Shares subject to this option:

3.	Exercise price per Share subject to this option:

4.	Date of grant of this option:

5.	Type of option: Non-qualified Option

6.	Vesting:

a.	Except as otherwise expressly provided in Section 6 b. hereof, 20% of the total number of Shares subject to this option shall vest as of of each year (commencing on the first such date occurring after the Effective Date and ending on the fifth such date occurring after the Effective Date).

b.	Notwithstanding anything to the contrary contained in Section 6 a. hereof, 100% of the total number of Shares subject to this option shall vest immediately prior to the consummation of a Change in Control (as defined in Section 6 d. below) in connection with which the consideration paid to the Company or to its stockholders, as the case may be, consists primarily of cash (as determined by the Board of Directors in its sole discretion).

c.	Notwithstanding anything to the contrary contained herein, (i) this option shall not be exercisable, and shall be void and of no further force and effect, (x) after the expiration of the option term, (y) on and after the start of the date on which the Optionee’s employment terminates for Cause (as defined in the Plan), and (z) on and after the start of the date on which the Optionee breaches or violates any of the terms or provisions hereof, including without limitation any provision of Annex A hereto, (ii) except as provided in Section 7 below, this option shall be exercisable only if the Optionee is, at the time of exercise, an employee of the Company, (iii) this option shall in no event be exercisable for more than the total number of Shares provided for in Section 2 hereof and (iv) vesting shall cease immediately upon termination of employment for any reason, and any portion of this option that has not vested on or prior to the date of such termination is forfeited on such date. Once vesting has occurred, the vested portion can be exercised at the time or times specified in Section 7 below.

d.	For purposes of this Agreement, “Change in Control” shall mean (i) any consolidation, merger or other transaction in which the Company is not the surviving entity or which results in the acquisition of all or substantially all of the Company’s outstanding shares of Common Stock by a single person or entity or by a group of persons or entities acting in concert or (ii) any sale or transfer of all or substantially all of the Company’s assets (excluding, however, for this purpose any real estate “sale-lease back” transaction); provided, however, that the term “Change in Control” shall not include transactions either (x) with affiliates of the Company or Sun Capital Partners, Inc. (“Sun”) (as determined by the Board of Directors in its sole discretion) or (y) pursuant to which more than fifty percent (50%) of the shares of voting stock of the surviving or acquiring entity is owned and/or controlled (by agreement or otherwise), directly or indirectly, by Sun or its affiliates; provided, further, that a transaction shall not constitute a Change in Control unless the transaction also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, within the meaning of Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations or other published guidance (including, without limitation, Internal Revenue Service Notice 2005-1 and Treasury Regulation Section 1.409A-3) promulgated thereunder.

7.	The vested portion of this option can be exercised only on the earliest of the following dates:

a.

b.	the date of the consummation of a Change in Control; or

c.

the date on which the Optionee’s employment terminates; provided that if the Optionee’s termination of employment (i) is not voluntary (other than a termination for Cause), then any portion of the option exercisable pursuant to this Section 7(c) may also be exercised after the date of termination but on or before the 15th day of the third calendar month following the date of termination or (ii) is due to death or Disability (as defined in the Plan), then any portion of the option exercisable pursuant to this Section 7(c) may also be exercised after the date of termination but on or before the later of (A) December 31 of the year in which the Optionee’s employment terminates or (B) the 15th day of the third calendar month after the date on which the Optionee’s employment terminates; provided further that, except in the case of termination due to death or Disability, if the Optionee is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, then the option shall instead be exercisable during the 30-day period that begins on the date that is six months after the date of termination (or, if earlier, death of the Optionee).

8.	The permitted exercise events specified in Section 7 are intended to comply with the provisions of Section 409A(a)(2) of the Code. The Company may reduce or expand the period of time following an event in which the vested portion of the option may be exercised if Internal Revenue Service guidance specifies that such a reduction is required or that such an expansion is permitted under the provisions of Code Section 409A(a)(2). In addition, the Company may make any other changes to this Grant Agreement it determines are necessary to comply with the provisions of Code Section 409A(a)(2) without the consent of the Optionee.

9.	The Optionee agrees to abide by the covenants and agreements set forth in Annex A hereto and incorporated by reference herein, and acknowledges that the option being granted herein constitutes adequate and sufficient consideration in support of such covenants and agreements. For the avoidance of doubt, the Optionee agrees that no Change in Control or the fact that the options granted hereunder are no longer exercisable for any reason shall affect the covenants and agreements set forth in Annex A hereto, and such covenants and agreements shall survive any Change in Control or exercisability and terminate only in accordance with the provisions of Annex A hereto.

10.	The Optionee hereby acknowledges, understands, and agrees that by signing this Grant Agreement, the Optionee voluntarily and irrevocably forfeits any and all rights, title, and interests the Optionee has or may have had in, to and under (a) any option agreement, option letter, or other similar document pursuant to which the Company (or any Subsidiary or affiliate thereof) may have previously granted, or offered to grant, options in the Company (or any Subsidiary or affiliate thereof) to the Optionee any (b) and oral or written commitment or promise regarding options that the Company (or any Subsidiary or affiliate thereof) may have made to the Optionee, except as to any options that have been previously exercised and paid for by the Optionee.

11.	If the Optionee is entitled to exercise the vested portion of this option, and wishes to do so, in whole or in part, the Optionee shall submit to the Company a notice of exercise, in the form attached as Annex B hereto or such other form as may hereinafter be designated by the Company (in its sole discretion), specifying the exercise date and the number of Shares to be purchased pursuant to such exercise, and shall remit to the Company in a form satisfactory to the Company (in its sole discretion) the exercise price, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise (as determined by the Company).

12.	The Optionee hereby acknowledges receipt of a copy of the Plan attached hereto as Annex C as presently in effect. All of the terms and conditions of the Plan are incorporated herein by reference (including, without limitation, the repurchase provisions of Paragraph 20 of the Plan) and this option is subject to such terms and conditions in all respects. Capitalized terms that are used but not otherwise defined herein shall have the meanings given to such terms in the Plan. This Grant Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreements.

13.	Except as otherwise provided herein and notwithstanding anything to the contrary in the Plan, any provision of this Grant Agreement may be amended or waived with the prior written consent of the Company and either (i) the Optionee or (ii) the Plan participants who have been granted options to purchase a majority of the options under the Plan (based on the number of underlying shares of Non-Voting Common Stock issuable upon the exercise of all such options) theretofore granted under the Plan (unless the Optionee will be treated in a manner different from other Plan participants, in which case the Optionee’s written consent will also be required).

14.	The Optionee hereby acknowledges, agrees and confirms that, upon his or her execution of this option, the Optionee will be deemed to have ratified as of the date hereof and to have become bound by the provisions of Section 3.2 and Section 6 of the Securityholder’s Agreement attached hereto as Annex D, which provisions shall be deemed to have been incorporated herein by reference. In addition, the Optionee hereby further acknowledges, agrees and confirms that upon his or her exercise of this option, the Optionee will be deemed to be a party to, and to be bound by all the terms, provisions and conditions of, the Securityholders’ Agreement attached hereto as Annex D and shall have all of the rights and obligations of the “Minority Stockholders” thereunder. Without limiting the foregoing, and notwithstanding anything contained herein to the contrary, the Optionee hereby agrees that in connection with a Change in Control (i) the Company shall be entitled to cancel the options granted hereunder in exchange for a cash payment equal to the difference (if the exercise price per Share hereunder is less than the consideration to be received in respect of a Share pursuant to such Change in Control) between the aggregate exercise price of any portion of this option that is currently exercisable as of the date of such Change in Control and the aggregate consideration that would be received in such Change in Control in respect of the number of Shares subject to such portion of this option as of such date, had such portion of the option in fact been exercised prior to such date; (ii) the Optionee shall, by execution of this option, and without the need to execute any further documents in connection with the Change in Control, join on a pro rata basis all purchase price adjustments, indemnification and other obligations of the Company’s equityholders in connection with such Change in Control and (iii) the Optionee hereby consents to and acknowledges the appointment of Sun Gordmans, LLC (and any successor or assign of Sun Gordmans, LLC) as the representative, agent, proxy, and attorney-in-fact for the Optionee, with the power and authority to act on the Optionee’s behalf with respect to any definitive agreement entered into with respect to any Change in Control.

Nothing in the Plan or this Grant Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or affiliates, or interfere in any way with any right of the Company or any of its Subsidiaries or affiliates to terminate such employment at any time for any reason whatsoever (whether for Cause or without Cause) without liability to the Company or any of its Subsidiaries or affiliates.

Accepted and Agreed:

Gordmans Holding Corp.

By:
Name:
Title:

Attachments:	Annex A (Covenants and Agreements of Optionee)
Annex B (Form of Exercise Notice)
Annex C (The Plan)
Annex D (Securityholders’ Agreement)

ANNEX A

COVENANTS AND AGREEMENTS OF OPTIONEE

1. Optionee acknowledges the time and expense incurred by the Company in connection with developing proprietary and confidential information in connection with the Company’s business and operations. Optionee agrees that Optionee will not, whether during Optionee’s service as an employee of Sun Capital-Partners, Inc. or its affiliates (“Sun Capital”) or the Company or its Subsidiaries or at any time thereafter, divulge, communicate, or use to the detriment of Sun Capital or the Company and their respective Subsidiaries and affiliates (the “Group”) or any other person, firm or entity, confidential information or trade secrets relating to any member of the Group, including, without limitation, business strategies, operating plans, acquisition strategies (including the identities of (and any other information concerning) possible acquisition candidates), financial information, market analyses, acquisition terms and conditions, personnel information, know-how, customer lists and relationships, supplier lists and relationships, or other non-public proprietary and confidential information relating to any member of the Group. The foregoing confidentiality agreement shall not apply if Optionee can show that the communication (i) is required in the course of performing Optionee’s duties as an employee of Sun Capital or the Company or its Subsidiaries, (ii) is made with the Board of Directors’ written consent, (iii) relates to information that is or becomes generally known by the public other than as a result of a breach hereof, or (iv) is required by law or judicial or administrative process.

2. During Optionee’s service as an employee of Sun Capital or the Company or its Subsidiaries and for the two-year period thereafter, Optionee shall not, to the detriment of any member of the Group, directly or indirectly, for Optionee or on behalf of any other person, firm or entity, employ, engage, retain, solicit, recruit or enter into a business affiliation with any person who is an employee of any member of the Group, or attempt to persuade any such person to terminate such person’s employment with any member of the Group, whether or not such person is a full-time employee or whether or not such employment is pursuant to a written agreement or at-will.

3. During Optionee’s service as an employee of the Company or its Subsidiaries and for the two-year period thereafter, Optionee shall not, to the detriment of the Company or its Subsidiaries, directly or indirectly, for Optionee or on behalf of any other person, firm or entity, solicit or otherwise attempt to take away any supplier, vendor, or customer of any member of the Group who Optionee solicited or did business with on behalf of the Company or its Subsidiaries or with whom Optionee otherwise became acquainted as a result of Optionee’s employment with the Company or its Subsidiaries.

4. During Optionee’s service as an employee of the Company or its Subsidiaries and for the six-month period thereafter, Optionee shall not, directly or indirectly, engage in, or serve as a principal, partner, joint venturer, member, manager, trustee, agent, stockholder, director, officer or employee of, or advisor to, or in any other capacity, or in any manner, own, control, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with, any person, firm or entity that engages in any activity which competes directly or indirectly with any business of the Company or its subsidiary or parent companies (collectively, the “Company Business”) anywhere in the United States of America or any other country in which the Company Business was conducted or related sales were effected during the preceding two years. THIS PARAGRAPH 4 WILL NOT APPLY AND WILL NOT BE ENFORCED BY THE COMPANY WITH RESPECT TO POST- TERMINATION ACTIVITY BY OPTIONEE THAT OCCURS IN CALIFORNIA OR IN ANY OTHER STATE IN WHICH THIS PROHIBITION IS NOT ENFORCEABLE UNDER APPLICABLE LAW.

5. Whether during or after the term of Optionee’s employment or service, Optionee shall not disparage, defame or discredit any member of the Group or engage in any activity which would have the effect of disparaging, defaming or discrediting any member of the Group, nor shall Optionee interfere with or disrupt the business activities of any member of the Group, or engage in any activity which would have the effect of interfering with or disrupting the business activities of any member of the Group; provided, however, that nothing in this Paragraph 5 or elsewhere in this Annex shall prevent Optionee from engaging in “whistle-blowing” or other activities expressly protected by applicable law, to the extent so protected.

6. In the event that during Optionee’s service as an employee of the Company or its Subsidiaries Optionee generates, authors conceives, develops, acquires, makes, reduces to practice or contributes to any discovery, formula, trade secret, invention, innovation, improvement, development, method of doing business, process, program, design, analysis, drawing, report, data, software, firmware, logo, device, method, product or any similar or related information, any copyrightable work or any proprietary information (collectively, “Intellectual Property”), Optionee acknowledges that such Intellectual Property is and shall be the exclusive property of the Company and/or its Subsidiaries. Any copyrightable work prepared in whole or in part by Optionee shall be deemed “a work made for hire” to the maximum extent permitted under Section 201(b) of the 1976 Copyright Act as amended, and the Company and/or its Subsidiaries, as appropriate, shall own all of the rights comprised in the copyright therein. Without limiting the foregoing, Optionee hereby assigns Optionee’s entire right, title and interest in and to all Intellectual Property to the Company. During Optionee’s service as an employee of the Company or its Subsidiaries and thereafter, Optionee shall promptly and fully disclose all Intellectual Property to the Company and shall cooperate with the Company and its Subsidiaries to protect the Company’s interests in and rights to such Intellectual Property (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur during or after the period of Optionee’s employment by the Company or its Subsidiaries). Optionee acknowledges that Optionee does not now nor has Optionee ever owned, nor has Optionee ever made, any materials prior to the commencement of Optionee’s service as an employee of the Company or its Subsidiaries that relate to the Company’s and/or its Subsidiaries’ actual or anticipated business, research and development or existing or planned future products or services. Optionee hereby agrees to perform all actions reasonably requested by the Company (whether during or after Optionee’s service as an employee of the Company or its Subsidiaries) to establish and confirm the Company’s or its Subsidiaries’ ownership of any Intellectual Property (including, without limitation, by executing assignments, consents, powers of attorney, and other instruments). Should the Company or any of its Subsidiaries be unable to secure Optionee’s signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Intellectual Property, whether due to Optionee’s mental or physical incapacity or any other cause, Optionee hereby irrevocably designates and appoints the Company and its Subsidiaries and each of their duly authorized officers and agents as Optionee’s agent and attorney-in-fact, to act for and in Optionee’s behalf and stead, to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, trademarks or other rights or protections with the same force and effect as if executed and delivered by Optionee.

7. In accordance with certain state laws, Optionee is hereby advised that the foregoing paragraph 6 regarding ownership of work product does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company or its Subsidiaries was used and that was developed entirely on Optionee’s own time, unless (a) the invention relates to the business or actual or demonstrably anticipated research or development of the Company or any of its Subsidiaries, or (b) the invention results from any work performed by Optionee for the Company or any of its Subsidiaries.

8. Optionee understands that the Company and its Subsidiaries will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and/or its Subsidiaries’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During Optionee’s service as an employee of the Company or its Subsidiaries and thereafter, and without in any way limiting the provisions of paragraph 1 above, Optionee has held and will hold Third Party Information in the strictest confidence and has not disclosed and will not disclose to anyone (other than personnel and consultants of the Company and its Subsidiaries who need to know such information in connection with their work for the Company or any of its Subsidiaries) or use, except in connection with Optionee’s work for the Company or any of its Subsidiaries, Third Party Information unless expressly authorized by a member of the Board of Directors in writing.

9. During Optionee’s service as an employee of the Company or its Subsidiaries, Optionee has not improperly used or disclosed and will not improperly use or disclose any trade secrets or other confidential information, if any, of any former employers or any other person to whom Optionee has an obligation of confidentiality, and will not bring onto the premises of the Company or any of its Subsidiaries any unpublished documents or any property belonging to any former employer or any other person to whom Optionee has an obligation of confidentiality unless consented to in writing by the former employer or person. Optionee will use in the performance of Optionee’s duties only information which is (i) generally known and used by persons with training and experience comparable to Optionee’s and which is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company or any of its Subsidiaries or (iii) in the case of materials, property or information belonging to any former employer or other person to whom Optionee has an obligation of confidentiality, approved for such use in writing by such former employer or person.

10. Optionee acknowledges that in the course of Optionee’s service as an employee of the Company or its Subsidiaries that Optionee may become familiar with the Company’s or another member of the Group’s trade secrets and that Optionee has and will become familiar with the confidential information concerning the Company and the other members of the Group and that Optionee’s services are and will be of special, unique and extraordinary value to the Company and/or its Subsidiaries. Without limiting any other obligations of Optionee pursuant to this Annex, Optionee accordingly covenants and agrees with the Company that during Optionee’s service as an employee of the Company or its Subsidiaries and for the two-year period thereafter, Optionee has not and shall not, directly or indirectly, engage in, or serve as a principal, partner, joint venturer, member, manager, trustee, agent, stockholder, director, officer or employee of, or advisor to, or in any other capacity, or in any manner, own, control, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with, any person, firm or entity that engages in any activity which competes directly or indirectly with any business of the Company or any of its Subsidiaries anywhere within the United States, or in any other country in which the Company or any of its Subsidiaries conducts or actively proposes to conduct business at any time within the two-year period immediately preceding the termination of Optionee’s service as an employee of the Company or its Subsidiaries in which Optionee has been or would be required to employ, reveal, or otherwise utilize trade secrets used hereafter by the Company or another member of the Group but prior to Optionee’s termination.

11. Optionee acknowledges that Optionee’s service as an employee of Sun Capital or the Company or its Subsidiaries, as the case may be, and the agreements herein are reasonable and necessary for the protection of Sun Capital and the Company and its Subsidiaries and are an essential inducement to the Company’s grant of the Option. Accordingly, Optionee shall be bound by the provisions hereof to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. However, the parties further agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall herein pertain.

12. Optionee acknowledges that the services to be rendered by Optionee to the Company or its Subsidiaries are of a unique nature and that it would be difficult or impossible to replace such services and that by reason thereof Optionee agrees and consents that if Optionee violates the provisions of this Annex, Sun Capital and the Company, in addition to any other rights and remedies available under this Contract or otherwise, shall be entitled to an injunction to be issued or specific performance to be required restricting Optionee from committing or continuing any such violation.

ANNEX B

Stock Option Plan of Gordmans Holding Corp.

Notice of Exercise of Stock Option

1. Exercise of Option. Pursuant to the 2009 Stock Option Plan of Gordmans Holding Corp. (the “Plan”) and my agreement with Gordmans Holding Corp. (the “Company”) dated                      (the “Grant Agreement”), I hereby elect to exercise my nonqualified stock option (the “Option”) to the extent of              shares of Non-Voting Common Stock of the Company (the “Shares”).

2. Delivery of Payment. I hereby deliver to the Company a cashier’s check in the amount of $             in full payment of the purchase price of the Shares [determined by multiplying (a) the exercise price per Share as set forth in my Grant Agreement, by (b) the number of Shares as to which I am exercising the Option] and in satisfaction of my obligation to remit to the Company an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with this exercise, or through such other payment method agreed to by the Company and permitted under the terms of the Plan.

3. Representations. In connection with my exercise of the Option, I hereby represent to the Company as follows:

(a) I am acquiring the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein. I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

(b) I am aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

(c) I understand that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, I must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. I acknowledge that the Company has no obligation to register or qualify the Shares for resale. I further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of my control, and which the Company is under no obligation to and may not be able to satisfy.

(d) I understand that there is no public market for the Shares, that no market may ever develop for them, and that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any other federal, state or other governmental agency.

(e) I understand that the Shares are subject to certain restrictions on transfer set forth in the Plan. Both the Plan and the Grant Agreement are incorporated herein by reference.

(f) I understand that any Shares purchased hereunder shall be subject to the Securityholders’ Agreement of the Company dated as of September 17, 2008, as it may be amended from time to time (“Securityholders’ Agreement”), a copy of which has been provided to me, and that it is a condition to the exercise of my Option that I agree to be a party to and to be bound by all of the terms, provisions and conditions contained in the Securityholders’ Agreement, with all of the rights and obligations of the “Minority Stockholders” thereunder, as if I had executed the Securityholders’ Agreement.

(g) I understand that the certificate representing the Shares will be imprinted with the following legends:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND A REPURCHASE RIGHT IN FAVOR OF THE COMPANY OR ITS ASSIGNEE AS SET FORTH IN THE COMPANY’S STOCK OPTION PLAN. SUCH RIGHT OF FIRST REFUSAL AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE HELD SUBJECT TO THE TERMS, COVENANTS AND CONDITIONS OF A SECURITYHOLDERS’ AGREEMENT DATED AS OF SEPTEMBER 17, 2008, AS SUCH AGREEMENT MAY BE AMENDED, BY AND AMONG THE SECURITYHOLDERS OF GORDMANS HOLDING CORP., AND MAY NOT BE TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF. A COPY OF SAID AGREEMENT AND ALL AMENDMENTS THERETO IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

(h) I have consulted my own tax advisors in connection with my exercise of this Option and I am not relying upon the Company for any tax advice.

(i) I am presently an employee of the Company.

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Submitted by the Optionholder:

Date:	By:

Print Name:

Address:

Social Security No.

Received and Accepted by the Company:

Gordmans Holding Corp.

By:

Print Name:

Title:

Note: If options are being exercised on behalf of a deceased Plan participant, then this Notice must be signed by such participant’s personal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the participant’s personal representative under applicable local law governing decedents’ estates.